Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
FEDERAL RESERVE BK NYC                      00-0000000    1,160,135,000
ICAP CORPORATES                             00-0000000      726,718,945
BANK OF AMERICA SECURITIES LLC              56-2058405      230,692,748
DEUTSCHE BANK SECURITIES, INC.              13-2730328      157,057,317
BARCLAYS CAPITAL INC.                       05-0346412      130,178,626
HSBC BANK                                   00-0000000      152,222,841
SOCIETE GENERALE                            13-3557071      139,038,416
CITIGROUP, INC.                             52-1568099      105,308,995
BNP PARIBAS SECURITIES CORP.                13-3235334      114,957,994
WELLS FARGO BANK                            41-0449260       91,789,909






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
FEDERAL RESERVE BK NYC                      00-0000000                0
ICAP CORPORATES                             00-0000000            2,053
BANK OF AMERICA SECURITIES LLC              56-2058405        5,829,011
DEUTSCHE BANK SECURITIES, INC.              13-2730328       51,120,400
BARCLAYS CAPITAL INC.                       05-0346412       26,442,560
HSBC BANK                                   00-0000000          247,134
SOCIETE GENERALE                            13-3557071          391,647
CITIGROUP, INC.                             52-1568099       28,220,437
BNP PARIBAS SECURITIES CORP.                13-3235334          385,164
WELLS FARGO BANK                            41-0449260        2,255,179




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    3,490,986,908 D. Total Sales: 185,170,161

                               SCREEN NUMBER : 12